UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described in Item 5.02, below, in connection with his departure from PalmSource, Inc. (the “Company”), Albert J. Wood, the Company’s Chief Financial Officer and Treasurer, and the Company entered into a release agreement (the “Release”) whereby Mr. Wood agreed to release all claims against the Company in exchange for the severance benefits under the terms of his Amended and Restated Severance Agreement dated August 14 2003 (the “Severance Agreement”), which included a payment of one full year of annual base salary, acceleration of vesting of stock options and certain restricted stock awards and payment of health benefits premiums for one full year; and the payment of a bonus under the Company’s bonus plan related to the Company’s performance for the fiscal year ending May 2005. The Severance Agreement was previously filed with the SEC as an exhibit to the Company’s Form S-4 (No. 333-106830) and is incorporated herein by reference. The Release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Wood’s departure from the Company, as described in Item 5.02 below, the following material agreements between Mr. Wood and the Company terminated by their own terms, effective as of November 29, 2004: the Offer Letter Agreement dated October 8, 2002, governing Mr. Wood’s employment relationship with the Company, and the Amended and Restated Management Retention Agreement dated August 15, 2003, governing Mr. Wood’s benefits in connection with a termination following a change of control of the Company. These agreements were previously filed with the SEC as exhibits to the Company’s Form S-4 (No. 333-106830) and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective as of November 29, 2004, Mr. Wood resigned as the Company’s Chief Financial Officer and Treasurer.

(c) Effective as of November 30, 2004, Ira Cook, the Company’s Vice President of Finance, assumed the responsibilities of the Company’s principal financial officer. Mr. Cook, 48, has served as the Company’s Vice President of Finance since May 2003. Prior to joining the Company, from 1999 to 2003, Mr. Cook was Vice President, Tax and Treasury of Borland Software Corporation. Prior to that role, from 1997 to 1999, Mr. Cook was Worldwide Corporate Controller of Borland Software Corporation. Prior to that role, in 1997, Mr. Cook was Director of Tax and Treasury of Borland Software Corporation. Mr. Cook has a bachelor’s degree in accounting from California State University at Hayward and is a Certified Public Accountant.

Mr. Cook does not have any family relationship with any director or executive officer of the Company. Pursuant to his employment agreement with the Company, Mr. Cook’s annual base compensation is $192,400 and he is eligible for a discretionary bonus under the Company’s bonus plan. Mr. Cook also receives equity incentive compensation in the form of stock options and restricted stock awards under the Company’s equity incentive plan.

A copy of a press release issued by the Company with respect to the foregoing management changes is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1.	General Release and Covenant Not to Sue between the Company and Albert J. Wood.

99.2	Press Release dated December 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: December 3, 2004	By:	/s/ David C. Nagel
David C. Nagel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	General Release and Covenant Not to Sue between the Company and Albert J. Wood.

99.2	Press Release dated December 2, 2004.